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                                                                     Exhibit 5.1


                            CHOATE, HALL & STEWART
               A PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS
                                EXCHANGE PLACE
                                53 STATE STREET
                       BOSTON, MASSACHUSETTS 02109-2891
                            TELEPHONE (617)248-5000
                           FACSIMILE (617) 248-4000
                                TELEX 49615860


                                                  July 7, 2000


Natural MicroSystems Corporation
100 Crossing Boulevard
Framingham, Massachusetts 01702-5406

Gentlemen:

     This opinion is delivered to you in connection with the registration statement on Form S-8 (the "Registration Statement") to be filed on or about July 7, 2000 by Natural MicroSystems Corporation (the "Company") under the Securities Act of 1933, as amended, for registration under said Act of 3,820,000 shares of common stock, $.01 par value (the "Common Stock"), of the Company.

     We are familiar with the Company's Certificate of Incorporation, as restated, its By-Laws, as amended, and the records of its corporate proceedings. We have also examined such other documents, records and certificates and made such further investigation as we have deemed necessary for the purposes of this opinion.

     Based upon and subject to the foregoing, we are of the opinion that the 3,820,000 shares of Common Stock to be sold by the Company under its 2000 Equity Incentive Plan, 1993 Non-Employee Directors Stock Option Plan, its 1993 Employee Stock Purchase Plan and its 1995 Non-Statutory Stock Option Plan, each as in effect on the date hereof, when issued against receipt of the agreed purchase price therefor, will be legally issued, fully paid and nonassessable.

     We understand that this opinion is to be used in connection with the Registration Statement and consent to the filing of this opinion as an exhibit to the Registration Statement. We further consent to the reference to this firm in the section entitled "Interests of Named Experts and Counsel" in the Registration Statement.

                                        Very truly yours,

                                        /s/ CHOATE, HALL & STEWART